Exhibit 99.1

For Immediate Release
July 20, 2005

               AJS BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS

AJS Bancorp, Inc. (OTCBB; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois today reported consolidated net income of $329,000 for the quarter ended June 30, 2005 as compared to $348,000 for the same quarter in 2004. Basic and diluted earnings were $0.15 per share for the quarter ended June 30, 2005 and the quarter ended June 30, 2004. The decrease in net income resulted from a decrease in net interest income offset by an increase in non-interest income and a decrease in non-interest expense.

Total assets as of June 30, 2005 were $266.8 million, a decrease of $4.1 million or 1.5% from $270.1 million at December 31, 2004. The decrease was primarily due to decreases in loans, Federal Home Loan Bank (FHLB) stock and federal funds sold, offset by increases in securities. Loans receivable decreased $10.0 million or 6.1% to $153.3 million at June 30, 2005 from $163.3 million at December 31, 2004. FHLB stock decreased $4.2 million to $8.3 million at June 30, 2005 from $12.5 million at December 31, 2004. The Company decreased its investment in FHLB stock due to uncertainty regarding the payment and level of the FHLB dividend. There was no gain or loss on the sale of the FHLB stock. We had no federal funds sold at June 30, 2005 compared with $3.3 million at December 31, 2004. Securities increased $13.5 million to $75.1 million at June 30, 2005 from $61.6 million at December 31, 2004. The increase was due to purchases of fixed-rate government-backed notes and bonds, an additional investment in the adjustable-rate ARM fund, and mortgage-backed securities. These investments provided slightly higher yields than overnight federal fund investments, without locking into longer-term investments. The notes and bonds mature in three years or less, the ARM fund can be redeemed at any time and reprices on average every six months to a year, and the mortgage-backed securities are expected to mature in less than ten years, however prepayments may cause them to pay down at a faster pace. Total deposits decreased $2.3 million or 1.1% to $195.8 million at June 30, 2005 from $198.1 million at December 31, 2004. FHLB advances decreased to $33.8 million at June 30, 2005 from $36.3 million at December 31, 2004.

The Company had non-performing assets of $326,000 as of June 30, 2005 and $983,000 as of December 31, 2004. The allowance for loan losses was $1.7 million at June 30, 2005 and $1.8 million at December 31, 2004. Our ratio of allowance for loan losses to gross loans receivable was 1.12% at June 30, 2005 and at December 31, 2004.

Total stockholders' equity decreased $1.6 million to $29.0 million at June 30, 2005 from $30.5 million at December 31, 2004. The decrease in stockholders' equity during the past six months primarily resulted from the repurchase of shares of the Company's stock and the decrease in other comprehensive income due to the lower fair market value of securities held for sale. This decrease was offset by net income of $700,000 for the six months ended June 30, 2005.

INCOME INFORMATION -THREE MONTH PERIODS ENDED JUNE 30, 2005 AND 2004:

Net interest income decreased by $194,000 or 10.1% to $1.7 million for the quarter ended June 30, 2005 when compared to the same quarter in 2004. The decrease in net interest income was primarily due to the higher cost of average interest-bearing liabilities and the resulting decrease in the net interest rate spread. The higher cost of interest-bearing liabilities is primarily due to rising short-term interest rates. Our net interest rate spread decreased 42 basis points to 2.40% from 2.82% while our net interest margin decreased 40 basis points to 2.68% from 3.08%. The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 112.02% for the three months ended June 30, 2005 from 112.89% for the same period in 2004.

There was a negative provision for loan losses of $58,000 for the three months ended June 30, 2005 compared to a $15,000 negative provision for loan losses for the three months ended June 30, 2004. There were $20,000 in loan loss recoveries during the three months ended June 30, 2005, and $15,000 in recoveries during the three months ended June 30, 2004. Any loan loss provisions made are to maintain the allowance to reflect management's estimate of losses inherent in our loan portfolio. Management concluded that no additional provisions were necessary during the three months ended June 30, 2005 or 2004. Management's evaluation of the losses inherent in our loan portfolio reflected a decrease risk of losses in the loan portfolio, which required a reduction of the provision of loan losses for the three months ended June 30, 2005. The decreased risk is reflected in the reduction of the non-performing assets referenced in the balance sheet information above. Should any unforeseen risks present themselves however, management may need to make a provision for loan losses in the future.

Non-interest income increased $39,000 to $234,000 for the quarter ended June 30, 2005 from $195,000 for the comparable quarter in 2004. The increase in non-interest income is primarily the result of a $19,000 increase in other non-interest income, and a $15,000 increase in insurance commissions. The increase in other non-interest income is primarily due to increases in rental income and gain on the sale of loans designated for sale and subsequently sold. The increase in rental income was due to the Company filling a previously vacant office rental unit located in one of our branch offices. Gain on the sale of loans increased as the Company sold thirty-year fixed-rate mortgage loans into the secondary market. The Company intends to continue to sell longer-term fixed-rate mortgage loans into the secondary market, but intends to retain the servicing on these loans. The increase in insurance commissions is due to higher sales of variable and fixed-rate annuities.

Non-interest expense decreased by $13,000 to $1.6 million at June 30, 2005 when compared to expense for the same quarter in 2004. The decrease was primarily due to a decrease in salaries and employee benefit costs, offset by an increase in advertising and promotion costs.

Our federal and state taxes decreased $80,000 to $126,000 for the quarter ended June 30, 2005 from $206,000 in the same period of 2004. This is the result of lower pre-tax income as well as the lack of federal and state taxes due on negative provisions and recoveries of loan losses that occurred during the quarter ended June 30, 2005. There was no provision made for federal or state income taxes on negative loan loss provisions or on recoveries of previously booked loan losses as these are not taxable until the loss actually occurs rather than when the provision for probable loss is reserved. The Company had $58,000 in negative provisions and loan loss recoveries during the quarter ended June 30, 2005 compared to $15,000 for the quarter ended June 30, 2004.

INCOME INFORMATION - SIX MONTH PERIODS ENDED JUNE 30, 2005 AND 2004:

Net interest income decreased by $252,000 or 6.6% to $3.6 million for the six months ended June 30, 2005 from $3.8 million for the same period in 2004. The decrease in net interest income was primarily due to the increased cost of average interest-bearing liabilities and the resulting decrease in the net interest rate spread. Average interest earning assets were $258.6 million and $244.4 million during the comparative 2005 and 2004 six-month periods while the average yield was 5.02% and 5.07%, respectively. Our net interest rate spread decreased 35 basis points to 2.47% from 2.82% while our net interest margin decreased 37 basis points to 2.75% from 3.12%. The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 112.25% for the six months ended June 30, 2005 from 115.25% for the same period in 2004. The decrease in our net interest rate spread and net interest margin is primarily due the flattening yield curve which has resulted in rising short term interest rates with longer term interest rates remaining remained stable.

There was a negative provision for loan losses of $92,000 for the six months ended June 30, 2005 compared to $15,000 negative loan loss provision for the six months ended June 30, 2004. In addition, there was $54,000 in loan loss recoveries during the six months ended June 30, 2005, and $15,000 in recoveries during the six months ended June 30, 2004. Any loan loss provisions made are to maintain the allowance to reflect management's estimate of losses inherent in our loan portfolio. Management concluded that no additional provisions were necessary during the six months ended June 30, 2005 or 2004. Management's evaluation of the losses inherent in our loan portfolio reflected a decrease risk of loss in the loan portfolio, which required a reduction of the provision of loan losses for the six months ended June 30, 2005. Should any unforeseen risks present themselves however, management may need to make a provision for loan losses in the future.

Non-interest income increased to $478,000 for the six months ended June 30, 2005 from $382,000 for the comparable period in 2004. The $96,000 increase was the result of increases in insurance commission income, service charge income, and other non-interest income at June 30, 2005 when compared to the six months ended June 30, 2004.

Non-interest expense increased marginally by $4,000 to $3.1 million for both the six month periods ended June 30, 2005 and 2004.

Our federal and state taxes decreased $76,000 to $333,000 for the six months ended June 30, 2005 from $409,000 in the same period of 2004. This is the result of lower pre-tax income as well as the lack of federal taxes due on negative provisions and recoveries of loan losses that occurred during the six months ended June 30, 2005.

Other financial information is included in the tables that follow.

This press release contains certain "forward-looking statements" which may be identified by the use of such words as "believe", "expect", "intend", "anticipate", "should", "planned", "estimated" and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact: Lyn G. Rupich
         President
         708-687-7400

CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands (except per share data)
(Unaudited)
                                                          30-Jun-05    31-Dec-04
ASSETS

Cash and due from financial Institutions                   $ 12,854     $ 13,717
Federal funds Sold                                                0        3,314
Certificates of Deposit                                       1,697            0
                                                          ----------------------
TOTAL CASH AND CASH EQUIVALENTS                              14,551       17,031

Certificates of Deposit                                       8,786        9,783
Securities                                                   75,149       61,615
Loans receivable net of allowance for loan loss
   of $1,738 at June 30, 2005, and $1,847
   at December 31, 2004                                     153,349      163,291
Federal Home Loan Bank Stock                                  8,253       12,459
Premises and equipment                                        4,629        4,760
Accrued interest receivable & other assets                    2,073        1,930
                                                          ----------------------
TOTAL ASSETS                                               $266,790     $270,869
                                                          ======================

LIABILITIES AND SHAREHOLDERS EQUITY
Deposits                                                    195,835     $198,056
Federal Home Loan Bank advances                              33,750       36,250
Advance payments by borrowers for taxes
   and insurance                                              1,883        1,795
Accrued expenses and other liabilities                        6,370        4,238
                                                          ----------------------

TOTAL LIABILITIES                                           237,838      240,339
TOTAL EQUITY                                                 28,952       30,530
                                                          ----------------------
TOTAL LIABILITIES AND EQUITY                               $266,790     $270,869
                                                          ======================

                                                          30-Jun-05   30-Jun-04
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees                                      $  4,624    $  4,695
Securities                                                    1,252       1,028
Interest earning deposits & other                               585         451
Federal Funds Sold                                               33          26
                                                          ---------------------
TOTAL INTEREST INCOME                                         6,494       6,200

INTEREST EXPENSE ON DEPOSITS
Deposits                                                      2,205       1,943
Federal Home Loan Bank & Other                                  729         445
                                                          ---------------------
Total Interest Expense                                        2,934       2,388
                                                          ---------------------
NET INTEREST INCOME                                           3,560       3,812
Provision for loan losses                                       (92)        (15)
                                                          ---------------------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                                3,652       3,827

NON-INTEREST INCOME
Insurance commissions                                           106          89
Service charges on accounts                                     263         218
Other                                                           109          75
                                                          ---------------------
TOTAL NON-INTEREST INCOME                                       478         382

NON-INTEREST EXPENSE
Salaries and employee benefits                                1,743       1,820
Occupancy                                                       416         370
Advertising & promotion                                         222         178
Data processing                                                 199         195
Other                                                           517         530
                                                          ---------------------
TOTAL NON-INTEREST EXPENSE                                    3,097       3,093

INCOME BEFORE INCOME TAXES                                    1,033       1,116
Income Tax Expense                                              333         409
                                                          ---------------------
NET INCOME                                                 $    700    $    707
                                                          =====================

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands
For the Three months ended 6/30/05

                                                   For the Three   For the Three
                                                    Months ended    Months ended
                                                     6/30/2005        6/30/2004
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees                              $      2,283    $      2,370
Securities                                                  655             560
Interest earning deposits & other                           262             217
Federal Funds Sold                                           18              13
                                                   ----------------------------
TOTAL INTEREST INCOME                                     3,218           3,160

INTEREST EXPENSE ON DEPOSITS
Deposits                                                  1,139           1,001
Federal Home Loan Bank & Other                              356             242
                                                   ----------------------------
Total Interest Expense                                    1,495           1,243
                                                   ----------------------------
NET INTEREST INCOME                                       1,723           1,917
Provision for loan losses                                   (58)            (15)
                                                   ----------------------------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                            1,781           1,932

NON-INTEREST INCOME
Insurance commissions                                        56              41
Service charges on deposit accounts                         121             116
Other                                                        57              38
                                                   ----------------------------
TOTAL NON-INTEREST INCOME                                   234             195

NON-INTEREST EXPENSE
Salaries and employee benefits                              872             907
Occupancy                                                   210             217
Advertising & promotion                                     122              91
Data processing                                              96              93
Other                                                       260             265
                                                   ----------------------------
TOTAL NON-INTEREST EXPENSE                                1,560           1,573

INCOME BEFORE INCOME TAXES                                  455             554
Income Tax Expense                                          126             206
                                                   ----------------------------
NET INCOME                                         $        329    $        348
                                                   ============================

JS Bancorp, Inc.
Financial Highlights
(unaudited)                                    June 30, 2005   December 31, 2004
                                                        (In thousands)
Selected Financial Highlights:
Total assets                                    $  266,790       $  270,869
Loans receivable, net                              153,349          163,291
Securities                                          75,149           61,615
Deposits                                           195,835          198,056
Federal Home Loan Bank advances                     33,750           36,250
Stockholders' equity                                28,952           30,530

Book value per share (1)                             13.17            13.58

Number of shares outstanding (2)                 2,160,993        2,248,238

                                         Three months endedThree months ended
                                                 June 30, 2005     June 30, 2004
                                     (In thousands except per share information)

Selected Operations Data:
Total interest income                               $ 3,218          $ 3,160
Total interest expense                                1,495            1,243
                                                    ------------------------
Net interest income                                   1,723            1,917
Provision for loan losses                               (58)             (15)
                                                    ------------------------
Net interest income after provision
for loan losses                                       1,781            1,932
Noninterest income                                      234              195
Noninterest expense                                   1,560            1,573
                                                    ------------------------
Income before taxes                                     455              554
Income tax provision                                    126              206
                                                    ------------------------
Net income                                              329              348
                                                    ========================

Earnings per share, basic and diluted               $  0.15          $  0.15


                                                          Three months endedThree months ended
                                                              June 30, 2005    June 30, 2004

Selected Operating Ratios:
Return on average assets                                           0.50%          0.54%
Return on average equity                                           4.47%          4.48%
Interest rate spread during the period                             2.40%          2.82%
Net interest margin                                                2.68%          3.08%
Average interest-earning assets to average interest-
   bearing liabilities                                           112.02%        112.89%
Efficiency ratio (3)                                              79.71%         74.48%


                                              Six months ended  Six months ended
                                               June 30, 2005   June 30, 2004
                                     (In thousands except per share information)
Selected Operations Data:
Total interest income                             $ 6,494        $ 6,200
Total interest expense                              2,934          2,388
                                                  ----------------------
Net interest income                                 3,560          3,812
Provision for loan losses                             (92)           (15)
                                                  ----------------------
Net interest income after provision
for loan losses                                     3,652          3,827
Noninterest income                                    478            382
Noninterest expense                                 3,097          3,093
                                                  ----------------------
Income before taxes                                 1,033          1,116
Income tax provision                                  333            409
                                                  ----------------------
Net income                                            700            707
                                                  ======================

Earnings per share, basic                         $  0.32        $  0.33
Earnings per share, diluted                       $  0.32        $  0.33


                                                           Six months ended  Six months ended
                                                            June 30, 2005     June 30, 2004
Selected Operating Ratios:
Return on average assets                                           0.52%          0.57%
Return on average equity                                           4.68%          4.42%
Interest rate spread during the period                             2.47%          2.82%
Net interest margin                                                2.75%          3.12%
Average interest-earning assets to average interest-
   bearing liabilities                                           112.25%        115.25%
Efficiency ratio (3)                                              76.70%         73.75%



                                                                 As of             As of
                                                             June 30, 2005   December 31, 2004
                                                             -------------   -----------------
Asset Quality Ratios:
Non-performing assets to total assets                              0.12%          0.36%
Allowance for loan losses to non-performing loans                531.50%        187.89%
Allowance for loan losses to loans receivable, gross               1.12%          1.12%


(1)   Shareholders' equity divided by number of shares outstanding.

(2)   Total shares issued, less unearned ESOP shares, and treasury shares.

(3) Non-interest expense divided by the sum of net interest income and non-interest income.